                                                                   EXHIBIT 23(a)


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Investors Bank Corp.:

We consent to incorporation by reference and the inclusion in the Registration Statement on Form S-4 of Firstar Corporation of our report dated January 27, 1994, relating to the consolidated balance sheets of Investors Bank Corp. and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of Investors Bank Corp. and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus. Our report refers to a change in the method of accounting for income taxes.



                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 11, 1995